                                                                    EXHIBIT 99.1

                                             FOR:  SKILLSOFT PLC

                                                   COMPANY CONTACT:
                                                   Tom McDonald
                                                   Chief Financial Officer
                                                   (603) 324-3000, x4232

                                                   INVESTOR CONTACTS:
                                                   Michael Polyviou/Kirin Smith
                                                   Financial Dynamics
                                                   (212) 850-5600

                SKILLSOFT REPORTS FISCAL SECOND QUARTER RESULTS;
                            GROSS MARGIN EXCEEDS 90%

                       --Reiterates Fiscal 2004 Guidance--

NASHUA, NH, SEPTEMBER 10, 2003 - SkillSoft PLC (NASDAQ: SKIL), a leading global provider of comprehensive, multi-modal e-Learning content and software products for business and information technology (IT) professionals, today announced financial results for its fiscal 2004 second quarter ended July 31, 2003.

SkillSoft reported total revenue of $45.1 million for the quarter ended July 31, 2003, which represented a modest sequential increase compared to $43.6 million for the preceding quarter and an increase of 193% from $15.4 million in the year ago quarter, which includes revenue only from the pre-merger SkillSoft Corporation. Gross margin was 91% in the fiscal 2004 second quarter, compared to 87% in the fiscal 2004 first quarter and 94% in the fiscal 2003 second quarter. The decrease in the gross margin compared to the year ago quarter reflects the inclusion of mentoring and royalty-bearing product lines and additional hosting due to the merger with SmartForce.

SkillSoft reported a net loss of $53.2 million, or $0.53 per diluted share, for the quarter ended July 31, 2003. This net loss includes merger-related research and development costs of $4.2 million or $0.04 per diluted share, costs incurred in connection with restructuring activities and the pending restatement of the historical SmartForce financial statements of $5.0 million, or $0.05 per diluted share, a charge of $44.0 million, or $0.44 per diluted share, for the settlement of its NETg litigation, non-cash charges of $3.0 million, or $0.03 per diluted share, for amortization and $2.5 million, or $0.03 per diluted share, for depreciation. SkillSoft reported a net loss of $12.6 million, or $0.13 per diluted share, for its fiscal 2004 first quarter and a net profit of $1.0 million, or $0.02 per basic and diluted share, for the year ago quarter.

"Our results this quarter reflect the strong focus on steadying our business model while we continue to emphasize increasing customer retention to historical levels," commented Chuck Moran, President and Chief Executive Officer. "We are starting to benefit from the leverage and scale that we have created - the largest direct sales and support organization in the e-Learning industry selling the broadest technology-based e-Learning content offering. Additionally, we will continue to invest in learning assets for our business, further positioning us as an industry leader."

SkillSoft's cash, cash equivalents, short-term investments and restricted cash balance at July 31, 2003 was $81.8 million. This balance reflects the initial disbursement in the fiscal 2004 second quarter for $22.0 million of the $44.0 million settlement with NETg. The final $22.0 million will be disbursed in the fiscal 2005 second quarter. The company invested $25.0 million in the fiscal 2004 second quarter with a bank to secure a line of credit and this amount appears as restricted cash on the balance sheet as of July 31, 2003.

In order to adequately assess the company's collection efforts, taking into account the seasonality of the company's business, the company believes a days sales outstanding (DSO) analysis should compare current period results to the results of the prior year comparable period. Given the quarterly seasonality of bookings, the deferral from revenue of subscription billings may increase or decrease the net DSOs on subsequent quarterly comparisons.

SkillSoft's net DSOs ended the quarter below the targeted range of 45 to 60 days. On a net basis, which considers only receivable balances for which revenue has been recorded, DSOs were 14 days in the fiscal 2004 second quarter, as compared to 33 days in the year ago quarter and 14 days in the first quarter of fiscal 2004. The company expects that net DSOs are likely to return to the targeted range in the future based on historical collection patterns. On a gross basis, which considers all items billed as receivables, DSOs were 106 days in the second quarter of fiscal 2004 compared to 100 days in the year ago comparable quarter and 99 days in the first quarter of fiscal 2004.

OUTLOOK

For the fiscal year ending January 31, 2004, SkillSoft continues to expect that revenue will be within its previously estimated range of between $185.0 and $190.0 million. The company expects that third quarter revenue is likely to be in the range of $47.0 to $48.0 million and fourth quarter revenue is likely to be in the range of $51.0 to $53.0 million.

The company continues to anticipate that its net loss for fiscal 2004 will be between $0.66 and $0.67 per basic and diluted share. The anticipated net loss includes the settlement of the NETg and IPLearn litigation matters, which is reflected in General and Administrative expenses. The projected net loss also includes estimated merger-related research and development expenses, which the company intends to incur for content and platform improvements even if additional efficiencies are achieved on the merger-related projects. The company estimates that it will report a net loss between $0.05 and $0.06 in the fiscal 2004 third quarter and a net profit between $0.04 and $0.05 in the fiscal 2004 fourth quarter. The company's outlook excludes the potential negative impact of the resolution of any other litigation matters, as well as the potential impact of any future acquisitions, including potential non-recurring acquisition related expenses and the amortization of any purchased intangibles and deferred compensation charges resulting from an acquisition transaction.

CONFERENCE CALL

SkillSoft will be hosting a conference call to discuss its fiscal 2004 second quarter earnings on Thursday, September 11 at 10:00 a.m. EDT. To participate in the conference call, local and international callers can dial 952-556-1529. The live conference call will be available via the Internet by accessing the SkillSoft Web site at www.skillsoft.com. Please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

A replay will be available from 1:00 p.m. EDT on September 11, 2003, until 11:59 p.m. EDT on September 11, 2003. The replay number is 703-326-3020, passcode:
260670. A Web cast replay will also be available on the company's Web site at www.skillsoft.com.

ABOUT SKILLSOFT

SkillSoft is a leading global provider of comprehensive, multi-modal e-Learning content and software products for business and information technology (IT) professionals. Multi-modal learning (MML) solutions offer powerful tools to support and enhance the speed and effectiveness of both formal and informal learning processes. MML solutions integrate SkillSoft's in-depth courseware, learning management platform technology and support services to meet customers' learning needs.

SkillSoft focuses on a variety of IT, professional effectiveness and business topics that SkillSoft believes represent the critical skills required of employees in increasingly dynamic and complex work environments. SkillSoft partners with some of the world's technology leaders to co-develop sound, standardized content that delivers a rich, comprehensive learning and performance support experiences.



This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include difficulties in integrating the organizations of SmartForce and SkillSoft, competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Risk Factors" in SkillSoft's Quarterly Report on Form 10-Q for the quarter ended April 30, 2003, as filed with the Securities and Exchange Commission. The forward-looking financial information provided by the Company in this press release represents the Company's estimates as of September 10, 2003. We anticipate that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update this forward-looking financial information at some point in the future, the Company specifically disclaims any obligation to do so. This forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this release.

                               -Tables to follow-

                         SKILLSOFT PLC AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                    JULY, 31                        JULY, 31
                                                         ------------------------------   ------------------------------
                                                             2003             2002            2003             2002
                                                         -------------    -------------   -------------    -------------
Revenues                                                 $      45,109    $      15,415   $      88,722    $      29,220
Cost of Revenues                                                 4,180              984           9,677            1,821
                                                         -------------    -------------   -------------    -------------
 Gross margin                                                   40,929           14,431          79,045           27,399

Operating expenses:
 Research and development                                       12,650            3,745          25,432            7,184
 Selling and marketing                                          23,227            7,860          46,574           15,263
 General and administrative                                      6,401            1,776          13,085            3,601
 Litigation settlement                                          44,000               --          46,250               --
 Amortization of stock-based compensation                          471              350             961              700
 Amortization of intangible assets                               2,518               80           4,924              162
 Restructuring and other non-recurring items                     4,986               --          11,538               --
                                                         -------------    -------------   -------------    -------------

Total operating expenses                                        94,253           13,811         148,764           26,910

Other income (expense), net                                         17               --              21               --
Interest income, net                                               231              417             594              830
Gain on sale of investments, net                                    --               --           3,682               --
                                                         -------------    -------------   -------------    -------------
 Loss before provision for income taxes                        (53,076)           1,037         (65,422)           1,319

Provision for income taxes                                         150               --             379               --
                                                         -------------    -------------   -------------    -------------
Net income/(loss)                                        $     (53,226)   $       1,037   $     (65,801)   $       1,319
                                                         =============    =============   =============    =============

Net income/(loss) per share, basic                       $       (0.53)   $        0.02   $       (0.66)   $        0.03
                                                         =============    =============   =============    =============

Basic weighted average common shares outstanding            99,615,128       41,528,547      99,609,891       41,566,272
                                                         =============    =============   =============    =============

Net income/(loss) per share, diluted                     $       (0.53)   $        0.02   $       (0.66)   $        0.03
                                                         =============    =============   =============    =============

Diluted weighted average common shares outstanding         102,682,234       42,334,981     100,700,455       42,984,034
                                                         =============    =============   =============    =============


* Pro Forma Cash Net Income per share Reconciliation
 Net loss                                                      (53,226)                         (65,801)
 Less: Cash Extraordinary items
                R&D Exp - incremental assumed in
                  merger                                         4,206                            7,765
                Litigation settlement                           44,000                           46,250
                Litigation expense                                 687                            2,514
                Restructuring expenses                             363                            1,557
                Restatement expenses                             4,622                            9,982

 Less: Amortization expense                                      2,989                            5,885
 Less: Depreciation expense                                      2,524                            5,223
                                                         -------------                    -------------
 Pro Forma Cash Net income                                       6,165                           13,375
                                                         =============                    =============


 Pro Forma Cash Net income per share, Diluted                     0.06                             0.13
                                                         =============                    =============

 Pro Forma Cash Net income per share, Basic                       0.06                             0.13
                                                         =============                    =============

      * The Company is providing pro forma financial measures as the Company believes that these figures are helpful in allowing individuals to more accurately assess the Company's operations and provide individuals with additional information to more readily compare the Company's results over multiple periods.


                                  SKILLSOFT PLC
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                            JULY 31, 2003      JANUARY 31, 2003
                                                            -------------      ----------------
ASSETS

CURRENT ASSETS:
 Cash, cash equivalents and short term investments         $      56,756       $      125,031
 Restricted cash                                                  25,000                   --
 Accounts receivable, net                                         52,599               66,892
 Prepaid expenses and other current assets                        18,691               19,401
                                                           -------------       --------------

Total current assets                                       $     153,046       $      211,324

 Property and equipment, net                                       8,065               11,964
 Goodwill                                                        124,695              119,427
 Acquired intangible assets, net                                  30,894               34,290
 Long term investments                                               160                  633
 Other assets                                                        497                  499
                                                           -------------       --------------

Total assets                                               $     317,357       $      378,137
                                                           =============       ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

 Accounts payable                                          $       7,362       $       10,672
 Accrued expenses                                                 64,222               59,821
 Deferred revenue                                                111,640              109,009
                                                           -------------       --------------

 Total current liabilities                                       183,224              179,502

 Total long term liabilities                                       9,056                7,548

 Total stockholder's equity                                      125,077              191,087
                                                           -------------       --------------

 Total liabilities and shareholders' equity                $     317,357       $      378,137
                                                           =============       ==============
